Exhibit (24)(b)(5)(a)

MultiOption Annuities

Individual Variable Annuity Application

Minnesota Life Insurance Company - a Securian Financial company

Annuity Services • A1-9999 • 400 Robert Street North, St. Paul, MN 55101-2098 1-800-362-3141 • Fax 651-665-7942 • securian.com

1.	Contract Type
	Guide B	Extra

2.	Plan Type
	Traditional IRA - Tax year		Non-Qualified
	Roth IRA - Tax year		*Inherited 1035 Exchange - Relationship

	SEP IRA - Tax year		Under the	(state) UTMA/UGMA

*Inherited IRA - Relationship

* If an Inherited plan type is selected, please provide the deceased's date of death:

For UTMA/UGMA enter custodian's information here.

For TRUSTS:

Only provide the title of the trust. Do not include the name of the trustee.

3. Owner

Individual name (first, middle initial, last, suffix) trust title, or entity
	Male	Female	Entity

Date of birth or date of trust	Tax I.D. (SSN or TIN)
	US citizen:	Yes	No

Physical address (no PO Boxes)

City	State	Zip code

Mailing address (if different than physical address)	City	State Zip code

Email address	Telephone number
		Cell	Landline

4. Joint Owner (if applicable)

Individual name (first, middle initial, last, suffix)			Male	Female

Date of birth	Tax I.D. (SSN)	Relationship to owner	US citizen:	Yes	No

Physical address (no PO Boxes)

City		State	Zip code

Mailing address (if different than physical address)		City	State Zip code

Email address		Telephone number
			Cell	Landline

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Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.
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Complete only if the primary annuitant is not the same as owner.

For UTMA/UGMA enter minor's information here.

5. Annuitant

Individual name (first, middle initial, last, suffix)

		Male	Female

Date of birth	Tax I.D. (SSN)	Relationship to owner	Yes	No
US citizen:

Physical address (no PO Boxes)

City	State	Zip code

Mailing address (if different than physical address)

Email address

City	State	Zip code

Telephone number
	Cell	Landline

Complete only if the joint annuitant is not the same as the joint owner.

If IRA and selecting a Joint Living Benefit Rider, do not list Joint Annuitant. Instead, list spouse as sole beneficiary.

6.Joint Annuitant (if applicable)

Individual name (first, middle initial, last, suffix)

		Male	Female

Date of birth	Tax I.D. (SSN)	Relationship to owner	Yes	No
US citizen:

Physical address (no PO Boxes)

City	State	Zip code

Mailing address (if different than physical address)	City	State	Zip code

Email address	Telephone number
		Cell	Landline

Primary beneficiary designations must total 100%.

Contingent beneficiary designations must total 100%.

For TRUSTS:

Only provide the title of the trust. Do not include the name of the trustee.

7.Beneficiary(ies) **Unless otherwise indicated, all designated beneficiaries will be considered primary beneficiaries with equal shares.**

Name		Male	Female	Entity

Date of birth or date of trust	Tax I.D. (SSN or TIN)

Relationship to owner	Type of beneficiary		Percentage
	Primary	Contingent		%
Address	City		State	Zip code

Email address	Telephone number

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Name		Male	Female	Entity

Date of birth or date of trust	Tax I.D. (SSN or TIN)

Relationship to owner	Type of beneficiary		Percentage
	Primary	Contingent		%
Address	City		State	Zip code

Email address	Telephone number

Name		Male	Female	Entity

Date of birth or date of trust	Tax I.D. (SSN or TIN)

Relationship to owner	Type of beneficiary		Percentage
	Primary	Contingent		%
Address	City		State	Zip code

Email address	Telephone number

Name		Male	Female	Entity

Date of birth or date of trust	Tax I.D. (SSN or TIN)

Relationship to owner	Type of beneficiary		Percentage
	Primary	Contingent		%
Address	City		State	Zip code

Email address	Telephone number

8. Special Instructions

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Issue age min/max:

Ascend	45/80
Core Flex	45/80
Horizon	45/80
Value	35/80
Plus 90	0/80

If selecting a joint option on a qualified plan, the spouse must be the sole primary beneficiary.

9.Optional Living Benefit Riders (additional charges apply - see Prospectus)

Please choose only one from the rider list below:

GLWB riders (not available with a death benefit rider):

MyPath Ascend 2.0 - Single

MyPath Ascend 2.0 - Joint

MyPath Ascend 2.0 - Joint 50

MyPath Horizon - Single

MyPath Horizon - Joint

MyPath Horizon - Joint 50

GLWB riders (available with a death benefit rider):

MyPath Core Flex - Single

MyPath Core Flex - Joint

MyPath Value - Single

MyPath Value - Joint

GMAB riders:

SureTrack Plus 90 (not available with a death benefit rider)

Issue age max:
MyPath HA	70
PDB II	75
HAV II	75
EEB II	75
PPDB	70

10. Optional Death Benefit Riders (additional charges apply - see Prospectus)

If you are electing either the MyPath Core Flex or MyPath Value rider and wish to elect an optional death benefit under the rider, you may select the option below:

MyPath Highest Anniversary Death Benefit**

**The corresponding single or joint Death Benefit rider will be added to your contract based _ on the rider chosen.

If you are NOT electing a rider from the Optional Living Benefit Riders section, and wish to elect an optional death benefit rider(s), you may choose from the options below:

Note: Premier Protector is not available with MultiOption Extra.

Premier Protector is not available in the states of IL, MA, MO, VA, WA.

Premier II Death Benefit (PDB II)

Highest Anniversary Value II Death Benefit (HAV II)

Estate Enhancement Benefit II (EEB II)

Premier Protector Death Benefit (PPDB)*

*To elect the Premier Protector Death Benefit, both Owner(s) and Annuitant(s) must be able to answer "No" to both of the following questions:

Yes	No	Are you currently residing in a nursing home or skilled nursing facility?
Yes	No	Are you currently unable to perform, without assistance, one or more of the activities of daily living (bathing, continence, dressing, toileting, eating, and transferring)?
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If yes, a state replacement form must be signed and dated with the same date as the application in most states.

11. Statement Regarding Existing Policies or Annuity Contracts
Do you have any existing life insurance or annuity contracts?			Yes	No
Will the contract applied for replace or change an existing life insurance
or annuity contract? If yes, complete the section below.			Yes	No

Company Name	Life/	Policy/Contract	Year
	Annuity	Number	Issued

Minimum purchase payment is $10,000.

12. Purchase Payment Method
Approximate amount $	Purchase Payment submitted via:

Make checks payable to Minnesota Life.

Check with Application (Note: cashier's checks and/or starter checks will not be accepted.)

Client initiated Rollover

Direct Transfer/Rollover

1035 Exchange

Non-Qualified Transfer

13. Notice to Applicant

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

14. Electronic Prospectus Authorization

Yes	No If "Yes" is selected, please provide the owner's email address on page one.

I would like to receive electronic copies of the variable annuity and/or variable life insurance prospectus(es), privacy policies, underlying fund company prospectus(es) and supplements, underlying fund semiannual and annual reports and supplements rather than paper copies. I understand I will receive a communication directing me to the Minnesota Life internet website address where the documents will be available, be notified when new, updated prospectuses, privacy policies, reports and supplements for contracts become available, and continue to receive my statements in the mail. I understand and acknowledge that I have the ability to access the internet and will need Adobe Acrobat Reader in order to view the documents, am responsible for any subscription fees an internet service provider might charge for internet access, (Minnesota Life does not charge a fee for electronic delivery), may request specific documents in paper form at any time without revoking this consent, and can revoke this consent at any time by calling Minnesota Life's Service Center at 1-800-362-3141 or writing to the address PO Box 64628, St. Paul, MN 55164-0628. If I need to correct or change my email address, I will contact Minnesota Life at the previously stated telephone number or mailing address. I also understand that Minnesota Life will rely on my signature as consent to receive all of the above mentioned disclosure documents for all Minnesota Life products currently owned and any purchased in the future, until this consent is revoked.

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15. Owner Signatures

I understand that Minnesota Life is not acting as a fiduciary or otherwise providing me with investment advice.

I acknowledge that I have received and understand the current prospectus. I understand that all payments and values provided by this contract, when based upon the investment experience of a variable annuity account, are variable, may increase or decrease and are not guaranteed as to dollar amount.

If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the Active Duty Military Personnel Required Disclosure (form F72467) required by Section 10 of the Military Personnel Financial Services Protection Act.

I/we represent that the statements and answers in this application are full, complete, and true to the best of my/our knowledge and belief. I/we agree that they are to be considered the basis of any contract issued to me/us. I/we have read and agree with the applicable statements. The representative left me/us the original or a copy of the written or printed communications used in this presentation.

Contract owner's signatureSigned in (state) Date

X

Joint contract owner's signature	Signed in (state) Date
X

16. To Be Completed By Representative/Agent

Yes No	Do you have offices in or conduct business in the state of New York?

Yes No N/A If yes, I certify I comply with the Minnesota Life Sales Activities Requirements for _ Financial Professionals Who Have Offices in or Conduct Business in New York.

By signing this form, I certify that:

1.The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief.

2.The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.

3.No written sales materials were used other than those furnished by the Home Office.

4.I have provided the Owner with all appropriate disclosures including the Variable Buyer's Guide as applicable.

5.If this application involved funds being allocated to/from an IRA or qualified plan - my recommendation was in compliance with ERISA and DOL regulations, including the appropriate prohibited transaction exemption(s).

6.I believe the information provided by this client is true and accurate to the best of my knowledge and belief.

Please only select one option.

Compensation Options:
Guide B					Extra

A	B	C	D	E	U	U/T	L

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All representatives/ agents involved in this sale must sign this application.

Representative/ agent split must total 100%

Representative/agent name (print)Representative/agent code

%
Representative/agent signature	Representative/agent email	Representative/agent telephone
X
Representative/agent name (print)	Representative/agent code
%
Representative/agent signature	Representative/agent email	Representative/agent telephone
X
Representative/agent name (print)	Representative/agent code
%
Representative/agent signature	Representative/agent email	Representative/agent telephone

X

17.To Be Completed By Broker - Dealer (if applicable)

Broker - dealer name

Signature of authorized dealerDate

X

Principal signatureDate

X

Special note

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